CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Tag-It Pacific, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 6, 2000, relating to the consolidated financial statements of Tag-It Pacific, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


/S/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP

Los Angeles, California
August 14, 2000